Exhibit 10.125

October 24, 2006

Martin G. Baum

6012 Farm Pond Road

Apex, NC 27523

Re:	Settlement of Employment and Compensation Related Matters

Dear Marty:

This letter agreement sets forth the terms of a settlement resolving all outstanding issues, compensation, contractual rights and entitlements of any nature including but not limited to rights to severance and other compensation and all other rights or claims arising from all current and past employment agreements and relationships of Martin G. Baum (“Employee”) with: (i) TEAMM Pharmaceuticals, Inc. (“TEAMM”), (ii) Accentia Biopharmaceuticals, Inc. (“Accentia”), and (iii) all subsidiaries of Accentia including but without limitation Biovest International, Inc. (“Biovest”) (collectively “All Accentia Subsidiaries”); Accentia, All Accentia Subsidiaries, and TEAMM are collectively referred to at times herein as the “Entities”. This Letter Agreement is entered into by Employee and Accentia for good and valuable consideration in hand received and is a binding contract.

This Letter Agreement resolves and settles all matters relating to all rights, claims, actions, obligations, accruals and entitlements of any and all description, including but not limited to all employment, consulting and director relationships, between Employee and each of the Entities (“All Outstanding Rights”) on an amicable basis, so that both Employee and the Entities can look to the future while maintaining a cordial and professional relationship.

In settlement of any and All Outstanding Rights, of Employee with the Entities, Employee and the Entities agree to the following:

1.	Memorandum of Understanding. On October 12, 2006, Employee and Accentia entered into a Memorandum of Understanding a copy of which is attached as Exhibit A. The Memorandum of Understanding is superseded by this Letter Agreement.

Martin G. Baum

October 24, 2006

2.	Severance. All employment agreements and other relationships including but not limited to director positions held by Employee with each of the Entities, including but without limitation Accentia, TEAMM and Biovest, and each of their subsidiaries, will be terminated effective on a date after the date hereof to be determined by Accentia but not later than October 28, 2006 (Severance Date). On October 12, 2006, Employee submitted resignations as a member of the Board of Directors of Accentia, TEAMM and Biovest in the form of Exhibit B which shall survive the execution of this Agreement in Principle and which shall become effective on the last to occur of: (i) execution of this Letter Agreement and (ii) for each resignation upon the acceptance of the resignation by the Boards of Directors of each of the respective companies.

3.	Severance Compensation. As sole and complete severance compensation, Accentia shall pay Employee: (a) an amount equal to one year of Employee’s current Base Salary to be paid monthly after all normal withholding and (b) a lump sum severance payment of $30,000 to be paid on the Severance Date (“Severance Compensation”). The Severance Compensation is in full and complete resolution, payment and settlement of all rights held by Employee related to his employment and all other relationships with each of the Entities, including but without limitation Accentia, TEAMM and Biovest, and each of their subsidiaries from the beginning of time through the Severance Date including but not limited to the termination of all employment agreements, the satisfaction of any and all severance or compensation obligations, settlement of all accrued compensation, bonus compensation, deferred compensation, vacation compensation, director compensation or expense reimbursement, expense reimbursement and all other compensation or payment of any nature or description which is owed, claimed or which may in the future be claimed to be owed to Employee by any of the Entities. Normal FICA and tax withholding will be deducted from the monthly Settlement Compensation and only net amounts will be paid to Employee. Employee shall be responsible for paying his own COBRA payments.

4.	Reimbursement. On the Severance Date, without admitting any wrongdoing, Employee shall pay to Accentia $2,760 in settlement of prior disputed expense reimbursements submitted by Gary Cantrell.

5.	Furniture. Employee may on the Severance Date (in his discretion) purchase the desk and credenza and bookshelf and two file cabinets located in his office for $1,000.

Martin G. Baum

October 24, 2006

6.	Stock Options. All stock options granted to Employee under the stock option plan of any Entity shall vest on the Severance Date and Employee shall have the time permitted by the applicable Incentive Stock Option Plan to exercise said options (i.e., 90 days following the Severance Date to exercise options granted under the Accentia Incentive Stock Option Plan and 60 days following the Severance Date to exercise said options granted under the Biovest Incentive Stock Option Plan). The option shares and other shares in any Entity held by Employee shall not be subject to any company imposed lock-up but all such shares and options of Accentia shall be subject tot the Accentia Insider Trading Policy for six months following the Severance Date. Employee and Accentia agree that Employee has been granted the following options and except for the following options Employee has no right or claim to any options in Accentia, Biovest or any other Entity: (i) 336,803 options in Accentia, 100,000 options in Biovest, no options in Teamm and no options in any other Entity or subsidiary of any Entity.

7.	Confidentiality. All existing Confidentiality Agreements and Inventors Rights Agreements between Employee and each Entity shall remain in full effect during the period that any Severance Compensation is required to be made paid hereunder and shall be enforceable notwithstanding this Letter Agreement or the severance provided for herein. Employee shall treat all information learned during his employment, including but not limited to information relating to the Entities’ business activities, clinical trials, processes and procedures regarding all products owned or being developed by the Entities including, but not limited to, BiovaxID, AutovaxID, SinuNase, MDTurbo, AllerNase and all business relationships with any business or governmental entity including the NCI, any clinical site and any investigator regarding each Entity as proprietary and confidential and not disclose same except with the prior written consent of the Entity. This agreement for Employee to retain all information regarding the Entities confidential shall remain in effect even though the Entities may disclose public information through press releases or filings with the SEC with the requirement that Employee take a “no comment” position on all information regarding the Entities. Notwithstanding the foregoing, however, nothing herein shall be construed as preventing, restricting, or precluding disclosure of any information as required by law or pursuant to any subpoena or rule of Court in connection with any litigation, arbitration, governmental investigation, or similar proceeding.

8.

Non-Competition. The Entities will waive and release Employee from the provisions of any and all existing non-competition agreements provided however, that for so long as Employee is entitled to receive any Severance Compensation hereunder, Employee shall not solicit any employee of any Entity nor solicit or interfere with the relationship between any Entity and

Martin G. Baum

October 24, 2006

their customers or any contract parties nor make any negative statement regarding any Entity or the business or business conduct of any Entity.

9.	401K. The Employee’s 401(k) account maintained at Morgan Stanley will be disbursed to or for the benefit of Employee in accordance with the provisions of the plan document.

10.	Recommendations. The termination of Employee will be considered due to strategic considerations and Entities will provide favorable recommendations in the form of Exhibit C upon request of potential employers. Any public announcement of the severance shall be in the form of Exhibit D provided however Accentia and Biovest may issue a press release and file an 8-K discussing Mr Baum in the same manner as other non-independent directors resigning from the Board. Accentia and Biovest shall be permitted to make any filings required by the SEC. Employee shall not make any statement that could reasonably be anticipated to damage the reputation or business of any Entity or any officer or director or affiliate of any Entity. Likewise, the Entities will not disparage Employee in regard to the performance and all other aspects of the Employment relationship with Employee.

11.	General Releases. Upon the Severance Date, Employee and the Entites shall execute and exchange mutual general releases in the form of Exhibit E (in the case of the release to be executed by Employee) and Exhibit F (in the case of the release to be executed by the Entities).

12.	Choice of law. This Agreement shall be governed by and interpreted in light of the laws of the State of Florida.

13.	Notices. Notices required or permitted to be given pursuant to this Agreement shall be sent via certified RRR or overnight courier, with proof of receipt as follows:

If to the Entities:

Accentia Biopharmaceuticals, Inc.

324 S. Hyde Park Avenue, Suite 350

Tampa, FL 33606

Attn: James A. McNulty, C.P.A., Secretary/Treasurer

If to Employee:

Martin G. Baum

6012 Farm Pond Road

Apex, NC 27523

Martin G. Baum

October 24, 2006

14.	Counterparts. This Agreement may be signed in two counterparts, each of which shall constitute an original, but both of which together shall constitute one and the same agreement. However, this document will not be binding on either of the parties until each party has received delivery of an original executed on behalf of each of the parties.

In the event that the terms of settlement outlined in this letter meet with your approval, kindly so indicate by signing where indicated below and returning one signed copy of this Letter Agreement to my attention. If you should have any questions with regard to this matter, please do not hesitate to contact me.

Very truly yours,

Frank E. O’Donnell, M.D.

Accentia Biopharmaceuticals, Inc.

Teamm Pharmaceuticals, Inc.

The undersigned has read and understood the terms set forth herein and acknowledges, agrees to and accepts these terms.

/s/ Martin Baum	Date:	10/26/06
Martin Baum, Individually

Exhibit A

MEMORANDUM OF UNDERSTANDING

Set forth herein is the understanding of Accentia Biopharmaceuticals, Inc (Accentia) and Marty Baum (Mr. Baum) regarding the termination of Mr. Baum’s employment and all other relationships with and the satisfaction of all entitlements of Mr. Baum including but not limited to compensation, bonuses, severance payments, vacation and all other entitlements of any description from Accentia and each of its subsidiaries including but not limited to Biovest International, Inc. (Subsidiaries). This Memorandum of Understanding is subject to the approval of the Board of Directors of Accentia and is further subject to the execution of a mutually agreeable definitive Severance Agreement by Accentia and Mr. Baum.

1.	Severance. All employment agreements and other relationships including but not limited to director positions with Accentia and each of its Subsidiaries will be terminated effective on a date after the date hereof to be determined by Accentia but not later than October 28, 2006 (Severance Date). On the date hereof, Mr. Baum shall tender his resignation from the Board of Directors of Accentia, Teamm and Biovest subject to the condition that the Accentia Board of Directors approves this Memorandum of Understanding.

2.	Severance Compensation. As sole and complete severance compensation, Accentia shall pay Mr. Baum: (a) an amount equal to one year of Mr. Baum’s current Base Salary to be paid monthly after all normal withholding and (b) a lump sum severance payment of $30,000 to be paid on the Severance Date.

3.	Reimbursement. On the Severance Date, without admitting any wrong doing, Mr. Baum shall pay Accentia $2,760 in settlement of prior disputed expense reimbursements submitted by Gary Cantrell.

4.	Furniture. Mr. Baum may on the Severance Date (in his discretion) purchase the desk and credenza and bookshelf and two file cabinents located in his office for $1,000.

5.	Stock Options. All stock options granted to Mr. Baum under the Accentia and Subsidiary stock option plan shall vest on the Severance Date and Mr. Baum shall have 90 days following the Severance Date to exercise said options. The option shares and other shares held by Mr. Baum shall not be subject to any company imposed lock-up but all such shares shall be subject tot the Accentia Insider Trading Policy for six months following the Severance Date.

6.	General Releases. On the Severance Date, the parties shall exchange mutual general releases.

7.	Covenant Not to Compete. Mr. Baum’s existing Covenant Not to Compete shall be terminated on the Severance Date and Mr. Baum shall then be relieved of any obligation thereunder. However, Mr. Baum shall remain subject to existing restrictions on solicitation of employees, customers or contract parties of Accentia and its Subsidiaries.

8.	References. The parties shall agree to make no disparaging statements regarding each other and Accentia shall agree to provide favorable recommendations for Mr. Baum. Any announcement of the severance shall be in the Accentia press release regarding the re-alignment of the Board of Directors to achieve independence as required by NASDAQ.

Accentia Biopharmaceuticals, Inc.

	Dated:	______________________
Sam Duffey, General Counsel

	Dated:	______________________
Marty Baum

Exhibit B

[TEAMM Letterhead]

Board of Directors

Teamm Pharmaceuticals, Inc.

Attention: Frank O’Donnell                                                                      October 26, 2006

Gentlemen,

I hereby tender my resignation from the Board of Directors of Teamm Pharmaceuticals, Inc (“Teamm”) and from membership on all committees of the Teamm Board of Directors to be effective upon acceptance by the Teamm Board of Directors. I have enjoyed the opportunity to serve with you on Teamm’s Board and wish you and Teamm great success.

Sincerely,

/s/ Marty Baum
Marty Baum

Board of Directors

Accentia Biopharmaceuticals, Inc.

Attention: Frank O’Donnell, Chairman                                                      October 26, 2006

Gentlemen,

I hereby tender my resignation from the Board of Directors of Accentia Biopharmaceuticals, Inc (“Accentia”) and from membership on all committees of the Accentia Board of Directors to be effective upon acceptance by the Accentia Board of Directors. I have enjoyed the opportunity to serve with you on Accentia’s Board and wish you and Accentia great success.

Sincerely,

/s/ Marty Baum
Marty Baum

Board of Directors

Biovest International, Inc.

Attention: Steve Arikian                                                                      October 26, 2006

Gentlemen,

I hereby tender my resignation from the Board of Directors of Biovest International, Inc. (“Biovest”) and from membership on all committees of the Biovest Board of Directors to be effective upon acceptance by the Biovest Board of Directors. I have enjoyed the opportunity to serve with you on Biovest’s Board and wish you and Accentia great success.

Sincerely,

/s/ Marty Baum
Marty Baum

Exhibit E

RELEASE OF ALL CLAIMS

The undersigned Martin Baum ( “Releasor”) in connection with a settlement agreement resolving all employment-related claims by and with regard to the Releasees (as defined below) hereby releases and forever discharges Accentia Biopharmaceuticals, Inc. (“Accentia”), TEAMM Pharmaceuticals, Inc. (“TEAMM”), Biovest International, Inc., (“BioVest”) and Analytica International, Inc., as well as all officers and directors of each of the foregoing corporations and their subsidiaries, affiliates, agents, servants, employees, officers, insurers, successors, and assigns, and each and every one of them (hereinafter collectively referred to as “Releasees”) of and from any and all claims, demands or causes of action, which the Releasor now has or claims to have, or which may hereinafter accrue against the Releasees, arising or growing out of any event occurring at any time before the date hereof, including, without limiting the generality of the foregoing, all claims, demands or causes of action arising out of employment agreements and transactions involving Releasor and any one or more of the Releasees. Nothing herein shall be construed to release or otherwise effect any obligation of Releasor to repay money borrowed by Releasor from Dr. O’Donnell or any affiliate of Dr. O’Donnell.

The undersigned agrees to defend, protect, indemnify and save harmless the said Releasees if any person, firm or corporation shall assert or attempt to assert any claim hereby released in settlement.

The amounts paid by or on behalf of said Releasees was paid in strict settlement and compromise of the claim, without in any way admitting liability by or on behalf of the Releasees, or to be considered or construed as a waiver by, an estoppel against, or a bar to any Releasee denying liability in other proceedings. No promise has been made to pay any further or other sums or any other further or other consideration for this Release. This is a full and final release for all liability and/or damage known and unknown.

The undersigned is of legal age, under no disability and is duly authorized to execute the Release, and has read and fully understands the above and foregoing Release. The terms of this Release are contractual and not a mere recital.

Wherever in this instrument any party shall be designated or referred to by name or general reference, such designation is intended to and shall have the same effect as if the words “heirs, executors, administrators, personal or legal representatives, successors and assigns” had been inserted after each and every such designation and all the terms, easements and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns, respectively.

IN WITNESS WHEREOF, the said Releasor has hereunto set his hand and seal or caused these presents to be signed by their proper corporate officers and its corporate seal to be hereto affixed, this 26th day of October 2006.

Signed, Sealed and Delivered in the presence of or attested

/s/ Martin Baum	(L.S.)

State of North Carolina, County of Wake:

Be it Remembered, that on October 26, 2006, before me the subscriber, a Notary/ Attorney-at-law of             , personally appeared Martin Baum and              who, I am satisfied are the person(s) named to and who executed the within Instrument, and thereupon they acknowledged that they signed, sealed and delivered the same as their act and deed, for the uses and purposes therein expressed.

/s/ Elizabeth D. Radtke
Notary/Attorney-at-law of

Exhibit F

RELEASE OF ALL CLAIMS

The undersigned Accentia Biopharmaceuticals, Inc. , TEAMM Pharmaceuticals, Inc., Biovest International, Inc., and Analytica International, Inc. (collectively referred to as “Releasors”), in connection with a settlement agreement resolving all employment-related claims by and with regard to Martin Baum (“Releasee”), and in consideration thereof, each of the undersigned hereby releases and forever discharges said Releasee, his agents, servants, employees, officers, insurers, successors, and assigns, and each and every one of them, of and from any and all claims, demands or causes of action, which the undersigned now has or claims to have, or which may hereinafter accrue against the Releasee, arising or growing out of any event occurring at any time before the date hereof, including, without limiting the generality of the foregoing, all claims, demands or causes of action arising out of employment agreements and transactions involving any one of more of the Releasors and Releasee. Nothing herein shall be construed to release or otherwise effect any obligation of Releasee to repay money borrowed by Releasee from Dr. O’Donnell or any affiliate of Dr. O’Donnell.

The undersigned agrees to defend, protect, indemnify and save harmless the said Releasee if any person, firm or corporation shall assert or attempt to assert any claim hereby released in settlement.

The covenants and agreements entered into on behalf of said Releasee were made in strict settlement and compromise of any and all existing or potential claims, without in any way admitting liability by or on behalf of the Releasee, or to be considered or construed as a waiver by, an estoppel against, or a bar to the Releasee denying liability in other proceedings. No promise has been made to pay any further or other sums or any other further or other consideration for this Release. This is a full and final release for all liability and/or damage known and unknown.

The undersigned are each corporate entities in good standing and are authorized to enter into this Release, and have read and fully understand the above and foregoing Release. The terms of this Release are contractual and not a mere recital.

Wherever in this instrument any party shall be designated or referred to by name or general reference, such designation is intended to and shall have the same effect as if the words “heirs, executors, administrators, personal or legal representatives, successors and assigns” had been inserted after each and every such designation and all the terms, easements and conditions herein contained shall be for and shall inure to the benefit of and shall bind the respective parties hereto, and their heirs, executors, administrators, personal or legal representatives, successors and assigns, respectively.

IN WITNESS WHEREOF, each of the said Releasors has hereunto set its hand and seal or caused these presents to be signed by its proper corporate officers and its corporate seal to be hereto affixed, this     day of         2006.

Signed, Sealed and Delivered in the presence of or attested

Accentia Biopharmaceuticals, Inc.		Biovest International, Inc.

/s/ Francis E. O’Donnell, Jr.	(L.S.)	/s/ Steven Arikian	(L.S.)

Analytica International, Inc.		TEAMM Pharmaceuticals, Inc.

/s/ Steven Arikian	(L.S.)	/s/ Francis E. O’Donnell, Jr.	(L.S.)